UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/09/2005

MURPHY OIL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-8590

Delaware	71-0361522
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

200 Peach Street
P.O. Box 7000
El Dorado, Arkansas 71731-7000
(Address of Principal Executive Offices, Including Zip Code)

870-862-6411
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On September 9, 2005, a class action lawsuit was filed in federal court in the Eastern District of Louisiana seeking unspecified damages to the class comprised of residents of St. Bernard Parish caused by a release of crude oil at Murphy Oil USA, Inc.'s (a wholly-owned subsidiary of Murphy Oil Corporation) Meraux, Louisiana, refinery as a result of Hurricane Katrina damage to a crude oil storage tank. On September 12, 2005, a second class action lawsuit was filed in the same court against Murphy Oil USA, Inc. and/or Murphy Oil Corporation also seeking unspecified damages related to the crude oil release.
        The Company believes that insurance coverage exists for this release and it does not expect to incur significant costs associated with the class action lawsuits. Accordingly, the Company believes that the ultimate resolution of these class action lawsuits will not have a material adverse effect on its net income, financial condition or liquidity in a future period.

        The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy's January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

Date: September 16, 2005.	By:	/s/ John W. Eckart
John W. Eckart
Controller